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               [LETTERHEAD OF ARTHUR ANDERSEN LLP APPEARS HERE]





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------




As independent public accountants, we hereby consent to the use in this registration statement of our report dated October 6, 1995 included in the Post-Effective Amendment No. 38 to the Registration Statement on Form N-1A of the SEI Tax Exempt Trust (No. 2-76990), and to all references to our Firm included in this Registration Statement File No. 2-76990.


                                                    /s/ Arthur Andersen LLP


Philadelphia, Pa.,
 October 30, 1995